Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Union Bankshares Corporation


We consent to the use of our report, dated February 9, 1999, except as to Note 14, which is as of February 11, 1999, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                      KPMG LLP

Richmond, Virginia
June 21, 1999